UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2004

MICROSTRATEGY INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24435	51-0323571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1861 International Drive McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 25, 2004, MicroStrategy Incorporated (the “Company”) amended stock option grants made on February 8, 2003 to each of Ralph S. Terkowitz and David B. Blundin, each a member of the Company’s Board of Directors. Each option provided the recipient the right to purchase an aggregate of 17,000 shares of class A common stock (the “Shares”), vesting in five equal annual installments beginning on the first anniversary of the grant date. The options were amended to provide that one-fifth of the Shares, scheduled to vest on February 8, 2005, would instead be vested on October 25, 2004.

The Company expects to file the stock option agreements relating to these option grants, as amended, as exhibits to its next Form 10-Q.

Item 2.02. Results of Operations and Financial Condition.

Third Quarter Financial Results

On October 26, 2004, the Company issued a press release announcing the Company’s financial results for the quarter ended September 30, 2004 and providing additional outlook and financial guidance information. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 26, 2004, each of Messrs. Terkowitz and Blundin resigned from the Company’s Board of Directors.

Item 8.01. Other Events.

The information contained under Item 2.02 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Document
99.1	Press release regarding the Company’s third quarter financial results, dated as of October 26, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2004	MicroStrategy Incorporated (Registrant)

	By:	/s/ ERIC F. BROWN
	Name:	Eric F. Brown
	Title:	President and Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press release regarding the Company’s third quarter financial results, dated as of October 26, 2004